UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 8, 2024

CBAK ENERGY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian, China, 116450

(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other events.

As previously disclosed, on September 27, 2023, CBAK Energy Technology, Inc. (the “Company”) received a deficiency notice from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2).

On January 8, 2024, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rule 5550(a)(2) because for the last 10 consecutive business days, from December 21, 2023, through January 5, 2024, the closing bid price of the Company’s common stock had been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and Nasdaq considers this matter closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: January 9, 2024	By:	/s/ Jiewei Li
Jiewei Li
Chief Financial Officer

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